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                       EXHIBITS FOR S-1 REGISTRATION STATEMENT
                         OF METRO INFORMATION SERVICES, INC.


EXHIBIT 10.3  REGISTRANT'S DIRECTORS STOCK OPTION PLAN


                       1997 OUTSIDE DIRECTOR STOCK OPTION PLAN


         Metro Information Services, Inc., a Virginia corporation (the "Corporation"), adopts this nonstatutory stock option plan (the "Plan") to attract and retain persons who are not employees of the Corporation to serve on the Corporation's Board of Directors (the "Board") by granting to them options to purchase the Corporation's common stock ("Options").

         This Plan is as follows:

         1. OPTIONS STOCK. Subject to the provisions of Paragraph 13, the aggregate number of shares that may be issued pursuant to Options granted under this Plan is 50,000 shares of the Common Stock of the Corporation (the "Stock"). Options granted pursuant to this Plan shall be evidenced by an agreement in writing setting forth the material terms and conditions of the grant, including, but not limited to, the number of Shares subject to Options. The Board also shall set forth each Option and its terms and conditions on a written stock option certificate ("Option Certificate") that shall be duly authorized by the Board.

         2. PERSONS ELIGIBLE TO RECEIVE OPTION. Only a director of the Corporation who is not an officer or employee of the Corporation ("Independent Director") is eligible to receive Options under this Plan. An Independent Director may receive more than one Option under this Plan.

         3. DURATION OF THIS PLAN. All Options authorized under this Plan must be granted within 10 years from the date this Plan is adopted by the Board or by the shareholders of the Corporation, whichever is earlier.

         4. AUTOMATIC GRANT OF OPTION. Options shall be automatically granted to Independent Directors as set forth below provided that this Plan remains in effect and a sufficient number of Shares remains available for the grant of such Options.

              a. On the date that this Plan becomes effective pursuant to Paragraph 17, each Independent Director shall automatically be granted an Option to purchase 3,000 shares of Stock. Thereafter, on the date on which an Independent Director (other than an Independent Director who is serving as such on the Effective Date) is first elected or appointed as an Independent

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Director during the existence of this Plan, such Independent Director shall automatically be granted an Option to purchase 3,000 shares of Stock.

              b. On the day following the annual meeting of shareholders in each year during the time this Plan is in effect, each Independent Director shall be granted an Option to purchase 1,000 shares of Stock; provided, however, that a person who is first elected as an Independent Director on the date of the annual meeting of shareholders and who receives on that date an option pursuant to Paragraph 4(a) hereof shall not be eligible to begin to receive grants pursuant to this Paragraph 4(b) until the day following the next succeeding annual meeting of shareholders.

         5. PURCHASE PRICE. Each Option Certificate shall set forth the exercise price per share of the Stock ("Purchase Price"). The Purchase Price will not be less than 100% of the fair market value of the Stock on the date that the Option is granted.

         6. TIME TO EXERCISE OPTION. Each Option Certificate shall set forth that the Option is exercisable during a period no later than 10 years after the date on which the Option is granted.

         7. PAYMENT OF PURCHASE PRICE. At the time the Option is exercised by the Independent Director, the Purchase Price shall be paid in cash.

         8. EXERCISE OF OPTIONS. Each Option shall be exercised, in whole or in part, as to such number of shares of Stock and at such time or times as the Board shall have determined at the time of grant. An Option under this Plan may be exercised only by its holder by giving written notice to the Corporation at its principal office specifying the number of shares purchased and by including payment of the Purchase Price as set forth in the Option Certificate in the form required by the Board. The holder of an Option shall not have any of the rights of a shareholder of the Corporation with respect to the shares of the Stock issuable on the exercise of the Option until one or more certificates evidencing such shares ("Share Certificates") shall have been issued of record to the holder of the Option.

         9. RESTRICTIONS ON STOCK. All persons issued Share Certificates shall sign an agreement with the Corporation indicating that they are not taking the Stock with the view for sale or distribution of the Stock and that they recognize that the Stock is not a registered security under the Securities Act of 1933 or the Securities and Exchange Act of 1934 and is not registered with any state agency of any State respecting the sale and transfer of securities.

         10. TERMINATION OF INDEPENDENT DIRECTOR. Except as provided in Paragraph 11, No Option granted under this Plan shall be exercisable 365 days after the holder ceases to be an Independent Director of the Corporation and, thereafter all

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outstanding Options and any accompanying rights, to the extent that the rights have not been exercised, shall terminate immediately.

         11. TRANSFERABILITY OF OPTIONS. Options shall not be assignable or transferrable by the holder other than by will or by laws of the descent and distribution, except that the holder of any option may, with the consent of the board of directors, transfer without consideration, options to the holder's spouse, children or grandchildren (or to one or more trusts for the benefit of such family members or to one or more partnerships or limited liability companies in which any such family members are the only partners or members, respectively.

              a. In the event that the term of the Independent Director holding the Option terminates by reason of the Independent Director's retirement, the Option may be exercised, as to any shares subject to the Option, by the Independent Director at any time within three (3) months after the date of such retirement, but in no event after the expiration of the term of the Option.

         12. NON-TRANSFERABILITY OF OPTIONS. Except as provided in Paragraph 11, only the Independent Director to whom the Option is granted may exercise the Option during the Independent Director's lifetime. Further, by its terms, no Option granted may be transferred to any other individual except by the will of the Independent Director or by the laws of descent and distribution. Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except to the extent expressly provided for in this Plan and shall not be subject to execution, attachment or similar process. Any assignment, transfer, pledge, hypothecation or other disposition of any Option attempted contrary to the provisions of this Plan or any levy of execution, attachment or other process attempted on an Option will be null and void and without effect. Any attempt to make an assignment, pledge, transfer, hypothecation or other disposition of an Option or any attempt to make a levy of execution, attachment or other process will cause the Option to be terminated immediately if the Corporation at any time should, in the sole discretion of the Board, so elect by written notice to the person entitled to exercise the Option; provided, however, that any such termination of the Option will not prejudice any rights or amenities of the Corporation that the Corporation may have under this Plan or otherwise.

         13. ADJUSTMENTS. If the number of outstanding Shares is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock or if the Corporation is involved in any other event that, in the judgment of the Board, necessitates action by way of adjusting the terms of the outstanding Options, the Board shall take any action as, in its judgment, may be necessary to preserve the outstanding Option

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holders' rights so that these rights remain substantially proportionate to the rights as they existed before such event. To the extent that such action shall include an increase or decrease in the number of shares of Stock subject to outstanding Options under this Plan, the aggregate number of shares of Stock available under Paragraph 1 of this Plan for issuance on exercise of outstanding Options and of additional Options that may be granted shall be increased or decreased proportionately, as the case may be. The determination of the Board with respect to any matter in this Paragraph shall be conclusive and binding on each holder of an Option granted under this Plan.

         14. ADMINISTRATION. This Plan is adminstered by the Board. This Plan requires no discretionary action by any administrative body with regard to any transaction under this Plan. To the extent, if any, that any questions of interpretation arise, these questions shall be resolved by the Board.

         15. TERMINATION AND AMENDMENT OF THIS PLAN. Unless sooner terminated, this Plan shall terminate 10 years after the date hereof, and no Option shall be granted hereunder after that date. At any time, the Board, without further approval of the shareholders may terminate or amend this Plan without notice or make such modifications of this Plan as it shall deem advisable; provided, however, that the Board may not, without prior approval of the holders of a majority of the outstanding shares of the voting Stock of the Corporation (a) increase the maximum number of shares of Stock as to which Options may be granted under this Plan (except as contemplated by the provisions of Paragraph 13, (b) extend the term during which the Options may be granted under this Plan, (c) permit the exercise of an Option after the date on which such Option would otherwise terminate pursuant to the terms hereof or (d) reduce the exercise price per share to an amount less than the Purchase Price set forth in Paragraph 5. No termination, amendment or modification of this Plan may, without the consent of any person to whom any Option theretofore has been granted, adversely affect the rights of such person under such Option or any exercisable portion thereof.

         16. NO CONTINUATION AS A DIRECTOR AND DISCLAIMER OF RIGHTS. No provision in this Plan or in any Option granted shall be construed to confer upon any individual the right to remain a director of the Corporation. This Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Optionee or beneficiary under the terms of this Plan.

         17. EFFECTIVE DATE. This Plan shall become effective on the date adopted by the Board ("Effective Date") and Options hereunder may be granted at any time on or after that date, subject to approval of this Plan by the Corporation's shareholders within one year after the Effective Date by a majority of the votes cast at a duly held meeting of the shareholders of the Corporation at

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which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and in a manner that satisfies the requirements of Rule 16b-3. Upon approval of this Plan by the shareholders of the Corporation as set forth above, all Options granted under this Plan on or after the Effective Date shall be fully effective as if the shareholders of the Corporation had approved the Plan on the Effective Date.


                                  METRO INFORMATION SERVICES, INC.



Date:                             By: /s/ John H. Fain
December 24, 1996                     ------------------------
                                      John H. Fain, President